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                                                                     Exhibit 8.1

April 12, 2002                                   Brobeck, Phleger & Harrison LLP
                                                  One Market, Spear Street Tower
                                                 San Francisco, California 94105
                                                         Telephone: 415.442.0900
                                                               Fax: 415.442.1010
                                                                 www.brobeck.com


Legato Systems, Inc.
2350 West El Camino Real
Mountain View, California 94040

Ladies and Gentlemen:

This opinion is being delivered to you in connection with (i) the Agreement and Plan of Merger (the "Agreement") dated as of February 20, 2002, between Legato Systems, Inc., a Delaware corporation ("Parent"), Orion Acquisition Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and OTG Software, Inc., a Delaware corporation ("Target"), and (ii) the preparation and filing with the Securities and Exchange Commission of a Form S-4 Registration Statement relating to the Merger (the "Registration Statement"). Pursuant to the Agreement, Target will merge with and into Merger Sub (the "Merger"). The separate corporate existence of Target shall cease and Merger Sub shall continue as the surviving corporation in the Merger as a wholly owned subsidiary of Parent.

Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as legal counsel to Parent in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

1.   The Agreement;

2.   The Registration Statement;

3. Representation letters provided by Parent and Target in connection with this opinion; and

4. Such other instruments and documents related to Parent, Target, Merger Sub and the Merger as we have deemed necessary or appropriate.

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Legato Systems, Inc.
April 12, 2002
Page 2

In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

A. Original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

B. The Merger will be consummated in accordance with the Agreement without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable state law;

C. Parent and Target will report the Merger on their respective federal income tax returns in a manner consistent with the opinion set forth below;

D. All covenants contained in the Agreement (including exhibits thereto) will be performed without waiver or breach of any material provision thereof;

E. All statements made "to the knowledge of" or otherwise similarly qualified are correct without such qualification. As to all matters with respect to which a person or entity making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no plan, intent, understanding or agreement and such action will not be taken; and

F. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations.

Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading "The Merger - Material United States Federal Income Tax Consequences of the Merger," we are of the opinion that:

     (i) for federal income tax purposes the Merger will constitute a "reorganization" as defined in section 368(a) of the Code if the fair market value (as of the Effective Time of the Merger) of the Parent common stock issued in exchange for the Target common stock in the Merger is 45% or more of the total consideration provided by Parent to the holders of Target equity in connection with the Merger; and

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Legato Systems, Inc.
April 12, 2002
Page 3

          (ii) the discussion regarding United States federal income tax consequences set forth in the Registration Statement under the heading "The Merger - Material United States Federal Income Tax Consequences of the Merger," correctly describes the material federal income tax consequences generally applicable to the Target stockholders upon the exchange of their shares of Target common stock for shares of Parent common stock and cash in the Merger.

We express no opinion as to any federal, state or local, foreign or other tax consequences, other than as set forth herein or in the Registration Statement under the heading "The Merger - Material United States Federal Income Tax Consequences of the Merger."

In addition to the assumptions and representations described above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

(1) This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures as of the date of this opinion. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

(2) No opinion is expressed as to any transaction other than the Merger (whether or not undertaken in connection with the Merger) or as to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the statements, representations, warranties and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion is rendered to you solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the federal income tax consequences of the Merger, including any amendments to the Registration Statement. This opinion may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent.

Very truly yours,



BROBECK, PHLEGER & HARRISON LLP